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                                                                    EXHIBIT 3.20

                                     BY-LAWS

                                       OF

                       TECHNICAL PATHOLOGY SERVICES, INC.

                                    ARTICLE I

                                REGISTERED OFFICE

     The registered office of the Corporation in the Commonwealth of Kentucky shall be located in the City of Lexington. The address of the registered office may be changed, from time to time by the Board of Directors. The corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

     2.1 ANNUAL MEETING. The annual meeting of the shares holders shall be held at such time, place and on such date as the chief executive officer may designate within or with out the Commonwealth of Kentucky. If no designation of place is properly made, the place of the meeting shall be at the principal office of the Corporation. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come be fore it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof; the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. The failure to hold an annual meeting at the time fixed In accordance with these By-Laws shall not affect the validity of any corporate action.

     2.2 SPECIAL MEETING. Special meetings of the shareholders may be called by the chief executive officer or the Board of Directors, or by the holders of at least thirty- three and one-third percent (33 1/3%) (or such higher or lower percentage as is contained in the Corporation's Articles of Incorporation) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to the Corporation's Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held Unless otherwise fixed in these By-Laws, the record date for determining shareholders entitled to demand a special meet-

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ing shall be the date the first shareholder signs the demand.

     2.3 PLACE OF SPECIAL MEETING. The Board of Directors may designate any place within or without the Commonwealth of Kentucky as the place for any special meeting of shareholders called by the Board of Directors. A waiver of notice signed by all shareholders may include a designation of any place, either within or without the Commonwealth of Kentucky, as the place for the holding of such meeting. If no designation, is properly made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the Corporation.

     2.4 ACTION WITHOUT MEETING.

          (a) ACTION. Any action required to be taken, or which may be taken, at a meeting of the shareholders may be taken without a meeting and without prior notice, except as provided in this Section, if the action is taken by all the shareholders entitled to vote oh the action, If the Corporation's Articles of Incorporation so provide, any action except the election of directors required or permitted to be taken at a shareholders' meeting may be taken without a meeting and without prior notice, except as provided in this Section, if the action is taken by shareholders entitled to vote on the action representing not less than eighty percent (80%) (or such higher percentage as required by the Kentucky Business Corporation Act or the Articles of Incorporation) of the votes entitled to be cast. The action taken under this Section shall be evidenced by one (1) or more written consents describing the action taken, signed by the share holders taking the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section shall be effective when consents representing the votes necessary to take the action under this Section are delivered to the Corporation, or upon delivery of the consents representing the necessary votes, as of a different date if specified in the consent.

          (b) NOTICE. Prompt notice of the taking of any action by shareholders without a meeting under this Section by less than unanimous written consent shall be given to those shareholders entitled to vote on the action who have not consented in writing. If the Kentucky Business Corporation Act requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders under this Section, the Corporation shall give its nonvoting shareholders and voting shareholders whose consent is not solicited, written notice of the proposed action at least ten
(10) days before the action is taken. The notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at

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which the proposed action would have been submitted to the shareholders for action.

     2.5 NOTICE OF MEETING. The Corporation shall notify Shareholders of the date, time, and place of each annual or special shareholders' meeting no fewer than ten (10) nor more than sixty (60)days before the meeting date. Unless the Kentucky Business Corporation Act or the Corporation's Articles of Incorporation require otherwise, the Corporation shall be required to give notice only to shareholders entitled to vote at the meeting and notice of an annual meeting shall not be required to include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

     2.6 FORM OF NOTICE. Notice under these By-Laws shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by .a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication. Written notice by the Corporation to its shareholder, if in a comprehensible form shall be effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders; Written notice to the Corporation may be addressed to its registered agent at Its registered office or to the Corporation or its Secretary at its principal office shown in its most recent annual report. Except as otherwise provided in this Section, written notice, if in a comprehensible form, shall be effective at the earliest of the following: when received; five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; on the date shown: on the return receipt, if sent by registered or certified mall, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice shall be effective when communicated if communicated in a comprehensible manner. If the Kentucky Business Corporation Act prescribes notice requirements for particular circumstances, those requirements shall govern.

     2.7 WAIVER OF NOTICE. A shareholder may waive any notice required by the Corporation's Articles of incorporation, these By-laws, or the Kentucky Business Corporation Act before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting shall waive objection to lack of notice or defective notice of the

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meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder's attendance at a meeting shall be deemed a waiver of any objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.8 RECORD DATE. The Board of Directors of the Corporation may fix a record date of shareholders of net more than seventy (70) days before the meeting or action requiring a determination of shareholders, in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after, the date fixed for the original meeting. If not otherwise fixed by the Board of Directors in accordance with these By-Laws; the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting shall be the day before the first notice is delivered to shareholders, and the record date for any consent action taken by shareholders without a meeting and evidenced by one (1) or more written consents shall be the first date upon which a signed written consent setting forth such action is delivered to the Corporation at its principal office shown in its most recent annual report.

     2.9 SHAREHOLDERS' LIST FOR MEETING. After fixing a record date for a meeting, the Corporation shall prepare a complete list of the names of all the Corporation's shareholders who are entitled to notice of a Shareholders' meeting. The list shall be arranged by voting group and show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder beginning five (5) business days before the meeting for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent, or attorney shall be entitled on written demand to inspect and, subject to the requirements of Section 9.6 (b) of these By-Laws, to copy the list, during regular business hours and at his expense, during the period it is available for inspection .The Corporation shall make the list of shareholders available at the meeting and any shareholder, his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders' list

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shall not affect the validity of any action taken at the meeting.

     2.10 PROXIES. At all meetings of shareholders, a shareholder may vote: his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his duly authorized attorney-in-fact. An appointment of a proxy shall be effective when the appointment form is received by the Secretary of the Corporation, or other officer or agent authorized to tabulate votes. An appointment shall be valid for eleven (11) months unless a longer period is expressly provided in the appointment form An appointment of proxy shall be revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an. interest. The revolution of an appointment of proxy shall not bet effective until the Secretary of the Corporation or such other officer or agent authorized to tabulate votes has received written notice thereof.

     2.11 QUORUM AND VOTING REQUIREMENTS. Shares entitled to vote as a voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Corporation's Articles of Incorporation, or the Kentucky Business Corporation Act provide otherwise, a majority of those votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the voting cast :opposing the action, unless the Articles of Incorporation or the Kentucky Business Corporation Act require a greater number of affirmative votes.

     2.12 GREATER QUORUM OR VOTING REQUIREMENTS. An amendment to the Articles of Incorporation that adds changes or deletes a greater quorum or voting requirement shall meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect.

     2.13 VOTING OF SHARES. Unless the provisions of Section 2.15, or the Corporation's Articles of Incorporation or the Kentucky Business Corporation Act provide otherwise, each outstanding share of common stock authorized by the Corporation's Articles of Incorporation to have Voting power shall be entitled to one (1) vote on each matter voted on at a shareholders' meeting. The voting rights, if any, of

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          (g) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder the Corporation if acting in good faith shall be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder For purposes of this Section, a telegram or cablegram appearing to have been transmitted by the proper person, or a photographic, photostatic, or equivalent reproduction of a writing appointing a proxy may be accepted by the Corporation if acting in good faith, as a sufficient, signed appointment form.

          (h) If the name signed on a vote consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith shall nevertheless be entitled to accept the vote, consent waiver, or proxy appointment and give it effect as the act of the shareholder if:

              (i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

              (ii) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

              (iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

              (iv) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

              (v) Two (2) or more persons are the holder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co- owners.

     2.15 CUMULATIVE VOTING FOR DIRECTORS. At each election for directors each shareholder entitled to vote at such election shall have the right to cast, in person or by

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proxy, as many votes in the aggregate as he shall be entitled to vote under the
Corporation's Articles of Incorporation multiplied by the number of directors to be elected at such election; and each shareholder may cast the whole number of votes for one (1) candidate, or distribute such votes among two (2) or more candidates. Such directors shall not be elected in any other manner.

                                   ARTICLE III

                                    DIRECTORS

     3.1 GENERAL POWERS. All Corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Corporation's Articles of Incorporation.

     3.2 NUMBER, ELECTION AND TERM. The Board of Directors shall consist of one
(1) or more individuals, with the number specified in or fixed in accordance with the Corporation's Articles of Incorporation. If the Board of Directors has power to fix; or change the number of directors the Board may increase or decrease by thirty percent (30%) or less the number of directors last approved by the shareholders, but only the shareholders may increase or decrease by more than thirty percent (30%) the number of directors last approved by the shareholders. Directors shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter unless their terms are staggered in the Articles of Incorporation. A decrease in the number of directors shall not shorten an incumbent director's term. The term of a director elected to fill a vacancy shall expire at the next shareholders meeting at which directors are elected. Despite the expiration of a director's term, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

     3.3 RESIGNATION OF DIRECTORS. A director may resign at any time by delivering written notice to the Board of Directors, its Chairman, or the Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     3.4 REMOVAL OF DIRECTORS BY SHAREHOLDERS. A director shall be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice shall state that the purpose, or one (1) of the purposes, of the meeting is removal of the director. The shareholders may remove one (1) or more directors with or without cause unless the Corporation's Articles of Incorporation provide that directors may be removed only for cause.

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classes of shares other than voting common stock shall be as set forth in the
Articles of Incorporation or by appropriate legal action of the Board of Directors. Only shares shall be entitled to vote.

     2.14 VOTING OF SHARES BY CERTAIN HOLDERS.

          (a) Shares standing in the name of another corporation, domestic or foreign may be voted by either that corporation's president or by proxy appointed by him unless the board of directors of such other corporation authorizes another person to vote such shares.

          (b) Shares held by an administrator, executor guardian or conservator may be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

          (d) Where shares are held jointly by three (3) or more fiduciaries, the will of the majority of such fiduciaries shall control the manner of voting or the giving of a proxy unless the instrument or order appointing the fiduciaries otherwise directs. Where in any case, fiduciaries are equally divided upon the manner of voting shares jointly held by them, any court of competent jurisdiction may, upon petition filed by any of the fiduciaries or by any beneficiary, appoint an additional person to act with the fiduciaries in determining the manner in which the shares shall be voted upon the particular questions as to which the fiduciaries are divided.

          (e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (f) The Corporation shall be entitled to reject a vote, consent, waiver or proxy appointment if the- Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

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If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal.

     3.5 VACANCY ON BOARD. Unless the Corporation's Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors: the shareholders may fill the vacancy; the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders, A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     3.6 COMPENSATION OF DIRECTORS. Unless the Corporation's Articles of Incorporation provide otherwise, the Board of Directors may fix the compensation of directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     3.7 MEETINGS. The Board of Directors may hold regular or special meetings in or out of the Commonwealth of Kentucky. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during this meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

     3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by; or at the request of, the Chairman of the Board of Directors or the chief executive officer of the Corporation. All special meetings of the Board of Directors shall be held at the principal office of the Corporation or such other place as may be specified in the notice of the meeting.

     3.9 ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action shal1 be evidenced by one (1) or there written consents describing the action taken signed by each director, and included in the minutes or filed with the corporate records reflecting the action

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taken. Action taken under this section shall be effective when the last director signs the consent, unless the consent specifies a different effective date.

     3.10 NOTICE OF MEETING. Unless the Corporation's Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Unless the Article's of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors shall be preceded by at least two (2) days notice of the date, time, and place of the meeting. Unless otherwise provided by the Articles of incorporation, the notice shall not be required to describe the purpose of the special meeting The form of notice shall be as provided in
Section 2.6 of these By-Laws.

     3.11 WAIVER OF NOTICE. A director may waive any notice required by the Corporation's Articles of Incorporation or these Bylaws or the Kentucky Business Corporation Act before or after the date and time stated in the notice. Except as otherwise provided: in this Section, the waiver shall be in writing, signed by the director -entitled to the notice, and filed with the minutes or corporate records A director's attendance at or participation in a meeting shall waive any required notice to him of the meeting unless the director at the beginning of the meeting, or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     3.12 QUORUM AND VOTING. Unless the Corporation's Articles of Incorporation require a greater or lesser number, a majority of the number, of directors fixed by, or determined iii accordance with, the Articles of Incorporation shall constitute a Quorum of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number of directors, A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless: he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; his dissent or abstention from the action taken is entered in the minutes of the meeting; or he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

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     3.13 CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors may
appoint one of its members Chairman of the Board of Directors. The Board of Directors may also appoint one of its members as Vice-chairman of the Board of Directors, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned to him by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     4.1 REQUIRED OFFICERS. The Corporation shall have the officers described in these By-Laws or appointed by the Board of Directors in accordance with these By-Laws. A duly appointed officer may appoint one (1) or more officers or assistant officers if authorized by the Board of Directors. The same individual may simultaneously hold more than one (1) office in the Corporation. Section 4.9 of these By- Laws delegates to the Secretary of the Corporation, if such office be created and filled, the required responsibility of preparing minutes of the directors ' and shareholders meetings and for authenticating records of the Corporation. If such office shall hot be created and filled, then the Board of Directors shall delegate to one of the officers of the Corporation such responsibility.

     4.2 DUTIES OF OFFICERS. Each officer of the Corporation shall have the respective authority and shall perform the duties set forth in these By-Laws for such officer's respective office or, to the extent consistent with these By-Laws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

     4.3 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors at the first and thereafter at each annual meeting of the Board of Directors. If the election of officers shall not be held at any such meeting, such election shall be held as soon thereafter as is practicable. Vacancies may be filled or new .offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the successor shall be duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     4.4 RESIGNATION AND REMOVAL OF OFFICERS. An officer may resign at any time by delivering notice to the Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board

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of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause.

     4.5 CONTRACT RIGHTS OF OFFICERS. Election or appointment of an officer or agent sha11 not of itself create contract rights. An officer's removal 'shall not affect the officer's contract rights, if any, with the Corporation. An officer's resignation shall not affect the Corporation's contract rights if any, with the officer.

     4.6 CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if that office be created and filled may, at the discretion of the Board of Directors, be the chief executive officer of the Corporation and, if such, shall, in general, supervise and control the affairs and business of the Corporation, subject to control by the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors.

     4.7 PRESIDENT. The President, if that office be created and filled, shall be the chief executive officer of the Corporation, unless a Chairman is appointed and designated chief executive officer pursuant to Section 4.6. If no Chairman has been appointed or, in the absence of the Chairman the President: shall preside at all meetings of the shareholders and of the Board of Directors. He may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors be by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed- The President shall, in general, perform all duties incident to the office of President arid such other duties as may be prescribed by the Board of Directors from time to time. Unless otherwise ordered by the Board of Directors, the president shall have full power and authority on behalf of the Corporation to attend, act and vote in person or proxy at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting shall hold and may exercise all rights incident to the ownership of such stock which the corporation, as owner, would have had and exercised if present. The Board of Directors may confer like powers on any other person or persons.

     4.8 TREASURER. The Treasurer, if that office be created and filled, shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such

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monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of Section 5.5; and, in general, perform all the duties incident to the office, of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     4.9 SECRETARY. The Secretary, if that office be created and filled, shall
(a) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation; (d) be responsible for authenticating records of the Corporation; (e) keep a register of the mailing address of each shareholder; (f) sign .with the President or vice-President certificates for shares of stock of the Corporation; (g) have general charge of the stock transfer books of the Corporation; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

     4.10 VICE-PRESIDENT. In the absence of the President, or in the event of his inability or refusal to act, the Vice-President (or, in the event there be more than one Vice-president, the vice-Presidents in order designated at the time of their election, or in the absence of any designation, then in the order of their election), if that office be created and filled, shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an assistant secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     4.11 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

          (a) The Assistant Treasurer, if that office be created and filled, shall, if required by the Board of Directors, give bond for the faithful discharge of his duty in such sum and with such surety as the Board of Directors shall determine.

          (b) The Assistant Secretary, if that office be created and filled, and if authorized by the Board of Direc-

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tors, may sign, with the President or vice-President, certificates for shares of the Corporation.

          (c) The Assistant Treasurers and Assistant Secretaries, in general, shall perform such additional duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors.

     4.12 COMPENSATION. The compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     5.2 LOANS. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness Shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     5.3 LOANS TO DIRECTORS. Except as otherwise provided in this Section the Corporation may not lend money to or guarantee the obligation of a director of the Corporation unless: the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited director; or the Corporation's Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this Section shall not affect the borrower's liability on the loan or the Corporation's liability on the guarantee. This Section shall not apply to loans and guarantees authorized by statute regulating any special class of corporations.

     5.4 CHECKS, DRAFTS, ETC. All Checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be sighed by such officer or officers, or agent or agents, of

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                                  ARTICLE VII

                         EXECUTIVE AND OTHER COMMITTEES

     7.1 EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by the greater of a majority of all directors in office when the action, is taken, or the number of directors required to take action under Section 3.12 of these By-Laws, may create and appoint from among its members an Executive Committee consisting of two (2) or more members, who serve at the pleasure of the Board of Directors.

          (a) AUTHORITY. When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of .the authority of the Board of Directors unless otherwise specified by the resolution appointing the Executive Committee. However, neither the Executive Committee nor any other committee created by the Board of Directors shall have the authority to: authorize distributions; approve or propose to shareholders action that the Kentucky Business Corporation Act requires be approved by shareholders; fill vacancies on the Board of Directors or on any of its committees; amend the Corporation's Articles of Incorporation; adopt, amend or repeal By-Laws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

          (b) TENURE AND QUALIFICATIONS. Each member of the Executive Committee shall hold office until the next regular meeting of the Board of Directors following his designation and until his successor shall be duly designated and qualified.

          (c) MEETINGS. Sections 3.7 to 3.11 of these By-Laws, which address meetings, action without meeting notice of meeting, and waiver of notice shall apply to the Executive Committee and its members as well.

          (d) QUORUM AND VOTING. A majority of the number of members appointed by the Board of Directors shall constitute a quorum of the Executive Committee. If a quorum is present when a vote is taken, the affirmative vote of a majority of members present shall be the act of the Executive Committee. A member who is present at a meeting of the Executive Committee when corporate action is taken shall be deemed to have assented to the action taken unless: he

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objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; his dissent or abstention from the action taken is entered in the minutes of the meeting; or he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

          (e) VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by the directors in accordance with Section 7.1 of these By-Laws.

          (f) RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause, by resolution adopted by the Board of Directors in accordance with Section 7.1 of these By-Laws. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Board of Directors, its Chairman or to the Corporation, and resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     7.2 OTHER COMMITTEES. The Board of Directors, by resolution adopted by the greater of a majority of all directors in office when the action is taken, or the number of directors required to take action under Section 3.12 of these By-Laws, may create and appoint from among its members such other committees, consisting of two (2) or more board members, as from time to time it may consider necessary or appropriate to conduct the affairs of the Corporation. Each such committee shall have such power and authority as the Board of Directors may, from time to time, legally establish for it. The tenure and qualifications of the members of each committee; the time, place and organization of such committee's meetings; the notice required to call any such meeting; the number of members of each such committee that shall constitute a quorum; the affirmative vote of the committee members required effectively to take action at any meeting at which a quorum is present; the action that any such committee can take without a meeting; the method in which a vacancy among the members of such committee can be filled and the procedures by which resignations and removals of members of such committee shall be acted upon or accomplished shall be fixed by the resolution adopted by the Board of Directors relative to such matters, subject to the provisions of the Kentucky Business Corporation Act.

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the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

     5.5 DEPOSITS. All funds of the Corporation hot otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositaries as the Board of Directors may select.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

     6.1 CERTIFICATE FOR SHARES. Certificates representing shares of the Corporation shall be in such: form as may be determined by the Board of Directors and by the laws of the Commonwealth of Kentucky. Such certificates shall be signed by the President or a Vice -President and by the Secretary or an Assistant Secretary, if such offices be created and filled or signed by two (2) officers designated by the Board of Directors to sign such certificates. If a corporate seal has been adopted, such certificates may bear such corporate seal or its facsimile. The signature of such officers upon such certificates may be signed manually or by facsimile. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that, in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnify to the Corporation as the Board of Directors may prescribe.

     6.2 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney- in- fact thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

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                                  ARTICLE VIII

                                EMERGENCY BY-LAWS

     8.1 ADOPTION OF EMERGENCY BY-LAWS. The provisions of Sect ion 8.2 shall be operative during any emergency. An emergency shall exist for purposes of Section
8.2 if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. All provisions of these By-Laws provided in the other Articles consistent with the Emergency By-Laws shall remain effective during the emergency. The Emergency By-Laws shall not be effective after the emergency ends.

     8.2 PROVISIONS OF EMERGENCY BY-LAWS.

          (a) A meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting need be given by the person calling the meeting to such of the directors as it may be practicable to reach and may be given in any practicable manner, including by publication or radio. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

          (b) The director or directors in attendance at the meeting shall constitute a quorum.

          (c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency, any or all directors or officers of employees or agents of the Corporation shall, for any reason, be rendered incapable of discharging their duties.

          (d) The Board of Directors, either before or during any such emergency may, effective in the emergency, change the principal office or designate several alternative principal or regional offices, or authorize the officers to do so.

          (e) All corporate action taken In good faith in accordance with these Emergency By-Laws shall bind the Corporation and shall not be used to impose liability on a corporate director, officer, employee or agent.

     8.3 CHANGES IN EMERGENCY BY-LAWS. These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 8.2 with regard to action taken prior to the time of such repeal or change.

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                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 AMENDMENTS. The Board of Directors of the Corporation may amend or repeal these By-Laws unless; the Articles of Incorporation or the Kentucky Business Corporation Act reserve this power exclusively to the shareholders in whole or in part; or the shareholders of the Corporation in amending or repealing a particular By-Law provide expressly that the Board of Directors may not amend or repeal that By- Law. The Corporation's shareholders may amend or repeal these By-Laws even though these By-Laws may also be amended or repealed by the Board of Directors.

     9.2 FISCAL YEAR. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation.

     9.3 DIVIDENDS. The Board of Directors may from time to time declare, and the corporation shall pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

     9.4 SEAL. The Board of Directors may adopt A corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the word "SEAL."

     9.5 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these By-Laws the Articles of Incorporation or the Kentucky Business Corporation Act, in addition to any other waiver pursuant to law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     9.6 INSPECTION OF RECORDS BY SHAREHOLDERS.

          (a) A shareholder of the Corporation shall be entitled to inspect and copy during regular business hours at the Corporation's principal office, any of the following records of the Corporation if the shareholder gives the Corporation written notice of his demand at least five (5)business days before the date on which he wishes to inspect and copy:

              (i) Its Articles or restated Articles of Incorporation and all amendments to them currently in effect;

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              (ii) Its By-Laws or restated By-Laws and all amendments to them currently in effect;

              (iii) Resolutions adopted by its Board of Directors creating one
     (1) or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

              (iv) The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years;

              (v) All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years;

              (vi) A list of the names and business addresses of its current directors and officers; and

              (vii) Its most recent annual report delivered to the Secretary of State.

          (b) If a shareholder of the Corporation, in good faith and for a proper purpose, describes with reasonable particularity his purpose and the records he desires to inspect, and if the records he requests are directly connected to his purpose, then the shareholder shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Corporation any of the following records of the Corporation upon the shareholder giving the Corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy:

          (i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not otherwise subject to inspection under this section;

          (ii) Accounting records of the Corporation; and

          (iii) The record of shareholders.

     9.7 CONSTRUCTION. Unless the context specifically requires otherwise, any reference in these By-Laws to any gender shall include all other genders; any reference to the

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singular shall include the plural; and any reference to the plural shall include the singular.

     9.8 SEVERABILITY OF PROVISIONS. If any provision of these By-Laws or its application to any person or circumstances is held invalid by a court of competent jurisdiction, the invalidity does not affect other provisions or applications of these By-Laws that can be given effect without the invalid provision or application, and to this end the provisions of these By-Laws are severable.

                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by, and in accordance with the provisions of, the Kentucky Business Corporation Act, as the same exists or may hereafter be amended (the "Act"), the Corporation shall Indemnify each director or officer of the Corporation against expenses (including attorneys' fees), judgments, takes, penalties, fines (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (collectively "Liability"), incurred by him in connection with defending any threatened pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party because he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint ;venture, trust or other enterprise, including service with respect to employee benefit plans. A director or officer shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the fullest extent authorized or permitted by, and in accordance with the provisions of, the Act, the Corporation shall pay or reimburse expenses (including attorneys' fees) incurred by a director or officer who is a party to a proceeding in advance of final disposition of such proceeding.

     The indemnification against Liability and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any By-Law, agreement, action of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office of the Corporation, shall continue as to a person who has ceased to be a director or